SUB-ITEM Q1(a):  Exhibits


FEDERATED GLOBAL ALLOCATION
FUND
Amendment No. 5
to the
DECLARATION OF TRUST
dated May 16, 2008


This Declaration of Trust is amended as
follows:

	Strike Section 5 of Article III and
substitute in its place the following:

?Section 5.  Establishment and Designation of
Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Global Allocation Fund
Class A Shares
Class B Shares
Class C Shares
Class R Shares
Class R6 Shares
Institutional Shares


	The undersigned hereby certify that
the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 10th day of February 2016, to become effective on June 6, 2016.

	WITNESS the due execution hereof
this 10th day of February 2016.


/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Collins
/s/ Charles F. Mansfield, Jr.
John T. Collins
Charles F. Mansfield, Jr.


/s/ J. Christopher Donahue
/s/ Thomas M. O?Neill
J. Christopher Donahue
Thomas M. O?Neill


/s/ G. Thomas Hough
/s/ P. Jerome Richey
G. Thomas Hough
P. Jerome Richey


/s/ Maureen Lally-Green
/s/ John S.Walsh
Maureen Lally-Green
John S. Walsh